EXHIBIT (c)


                         ADVENT CAPITAL MANAGEMENT, LLC


                       PROXY VOTING POLICY AND PROCEDURES

I.   POLICY STATEMENT

     Introduction - Advent Capital Management, LLC (the "Advisor") is adopting these proxy voting policies and procedures (the "Policies and Procedures") in order to comply with Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended and its associated recordkeeping requirements.

     The Policies and Procedures apply to those client accounts (i) that contain voting securities; and (ii) for which the Advisor has authority to vote client proxies. The Policies and Procedures will be reviewed and, as necessary, updated periodically to address new or revised proxy voting issues. Other, similar rights such as consent rights shall be evaluated on a case by case basis.

     Pursuant to the Policies and Procedures and its fiduciary duties, the Advisor will vote client proxies as part of its authority to manage, acquire and dispose of account assets. When voting proxies for client accounts, the Advisor's primary objective is to make voting decisions solely in the best interests of clients and beneficiaries and participants of benefits plans for which we manage assets. In fulfilling its obligations to clients, the Advisor will act in a manner deemed to be prudent and diligent and which is intended to enhance the economic value of the underlying securities held in client accounts. In certain situations, a client or its fiduciary may provide the Advisor with a statement of proxy voting policy. In these situations, the Advisor seeks to comply with such policy to the extent it would not be inconsistent with applicable regulation or the fiduciary responsibility of the Advisor.

     Duty to Vote Proxies - The Advisor acknowledges that it is part of its fiduciary duty to its clients to vote client proxies, except in cases in which the cost of doing so, in the opinion of the Advisor, would exceed the expected benefits to the client. This may be particularly true in the case of non-U.S. securities. While the proxy voting process is well established in the United States and other developed markets with a number of tools and services available to assist an investment manager, voting proxies of non-US companies located in certain jurisdictions, particularly emerging markets, may involve a number of logistical problems that may have a detrimental effect on the Advisor's ability to vote such proxies. The logistical problems include, but are not limited to:
(i) proxy statements and ballots being written in a language other than English,
(ii) untimely and/or inadequate notice of shareholder meetings, (iii) restrictions on the ability of holders outside the issuer's jurisdiction of organization to exercise votes, (iv) requirements to vote proxies in person, (v) the imposition of restrictions on the sale of the securities for a period of time in proximity to the shareholder meeting, and (vi) requirements to provide local agents with power of attorney to facilitate the Advisor's voting instructions. Accordingly, the Advisor may conduct a cost-benefit analysis in determining whether to attempt to vote its clients' shares at a non-US company's meeting, whereby if it is determined that the cost associated with the attempt to exercise

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its vote outweighs the benefit the Advisor believes its clients will derive by voting on the company's proposal, the Advisor may decide not to attempt to vote at the meeting.

     Material Conflicts - The Advisor will vote its clients' proxies in the best interests of its clients and not its own. In voting client proxies, the Advisor will avoid material conflicts of interests between the interests of the Advisor and its affiliates on the one hand and the interests of its clients on the other. The Advisor recognizes that it may have a material conflict of interest in voting a client proxy where (i) it manages assets, administers employee benefit plans, or provides brokerage, underwriting or insurance to companies whose management is soliciting proxies; (ii) it manages money for an employee group that is the proponent of a proxy proposal; (iii) has a personal relationship with participants in a proxy solicitation or a director or candidate for director; or (iv) it otherwise has a personal interest in the outcome in a particular matter before shareholders. Notwithstanding the above categories, the Advisor understands that the determination of whether a "material conflict" exists depends on all of the facts and circumstances of the particular situation. The Advisor acknowledges the existence of a relationship of the type discussed above, even in the absence of any active efforts to solicit the investment adviser with respect to a proxy vote, is sufficient for a material conflict to exist.

II.  GENERAL PROXY VOTING GUIDELINES

     It is the policy of the Advisor in voting proxies to consider and vote each proposal with the objective of maximizing long-term investment returns for its clients. To ensure consistency in voting proxies on behalf of its clients, the Advisor utilizes the proxy voting guidelines (the "Proxy Voting Guidelines") set forth below. These guidelines address a broad range of issues, including board size and composition, executive compensation, anti-takeover proposals, capital structure proposals and social responsibility issues

A.   MANAGEMENT PROPOSALS:

     1. The following management sponsored proposals are often voted in support of management.

          [X]    [ ]     [ ]   Selection or ratification of auditors
          For  Against  Case
                         by
                        Case

          [X]    [ ]     [ ]   Approval of financial statements, director and auditor reports
          For  Against  Case
                         by
                        Case

          [X]    [ ]     [ ]   Election of Directors
          For  Against  Case
                         by
                        Case

          [X]    [ ]     [ ]   Limiting Directors' liability and broadening indemnification of
          For  Against  Case   Directors
                         by
                        Case

          [X]    [ ]     [ ]   Requirement that a certain percentage (up to 66 2/3%) of its Board's
          For  Against  Case   members be comprised of independent and unaffiliated Directors by
                        Case

          [X]    [ ]     [ ]   Requirement that members of the company's compensation, nominating and
          For  Against  Case   audit committees be comprised of independent or unaffiliated Directors by
                        Case

          [X]    [ ]     [ ]   Recommendations to set retirement ages or require specific levels of
          For  Against  Case   stock ownership by Directors
                         by
                        Case

          [X]    [ ]     [ ]   General updating/corrective amendments to the charter
          For  Against  Case
                         by
                        Case

          [X]    [ ]     [ ]   Elimination of cumulative voting
          For  Against  Case
                         by
                        Case

          [X]    [ ]     [ ]   Elimination of preemptive rights
          For  Against  Case
                         by
                        Case

          [X]    [ ]     [ ]   Provisions for confidential voting and independent tabulation
          For  Against  Case   of voting results
                         by
                        Case

          [X]    [ ]     [ ]   Proposals related to the conduct of the annual meeting except
          For  Against  Case   those For Against Case proposals which relate to the "transaction
                         by    of such other business which may come before the meeting"
                        Case

          [X]    [ ]     [ ]   Capitalization changes which eliminate other classes of stock and
          For  Against  Case   voting rights
                         by
                        Case

          [X]    [ ]     [ ]   Proposals to increase the authorization of existing classes of
          For  Against  Case   stock if: (i) a clear and legitimate business purpose is stated;
                         by    (ii) the number of shares requested is reasonable in relation to
                        Case   the purpose for which authorization is requested; and (iii) the authorization does not exceed 10% of shares currently authorized and at least 10% of the new authorization will be outstanding


          [X]    [ ]     [ ]   Proposals to create a new class of preferred stock or for
          For  Against  Case   issuances of preferred stock up to 10% of issued capital unless
                         by    the terms of the preferred stock would adversely affect the
                        Case   rights of existing shareholders

          [X]    [ ]     [ ]   Proposals for share repurchase plans, unless it appears that a
          For  Against  Case   repurchase plan lacks a bona fide business purpose
                         by
                        Case

          [X]    [ ]     [ ]   Proposals to reduce the number of authorized shares of common or
          For  Against  Case   preferred stock, or to eliminate classes of preferred stock,
                         by    provided such proposals have a legitimate business purpose
                        Case

          [X]    [ ]     [ ]   Proposals to effect stock splits unless such a split would be
          For  Against  Case   contrary to shareholders' best interests
                         by
                        Case

          [X]    [ ]     [ ]   Proposals to effect reverse stock splits if management
          For  Against  Case   proportionately For Against Case reduces the authorized share
                         by    amount set forth in the corporate charter. Reverse stock splits
                        Case   that do not adjust proportionately to the authorized share amount will generally be approved if the resulting increase in
                               authorized shares coincides with the proxy guidelines set forth above for common stock increases

          [X]    [ ]     [ ]   Director fees unless the amounts are excessive relative to other
          For  Against  Case   companies in the country or industry
                         by
                        Case

          [X]    [ ]     [ ]   Employee stock purchase plans that permit discounts up to 15%,
          For  Against  Case   but only For Against Case for grants that are part of a broad
                         by    based employee plan, including all non-executive employees
                        Case

          [X]    [ ]     [ ]   Establishment of Employee Stock Option Plans and other employee
          For  Against  Case   ownership plans
                         by
                        Case

          [X]    [ ]     [ ]   Modify or rescind existing supermajority vote requirements to
          For  Against  Case   amend the For Against Case charters or bylaws.
                         by
                        Case

          [X]    [ ]     [ ]   Adoption of anti-greenmail provisions provided that the proposal
          For  Against  Case   (a) defines greenmail, (b) prohibits buyback offers to large
                         by    block holders not made to all shareholders or not approved by
                        Case   disinterested shareholders, and (c) contains no anti-takeover measures or other provisions restricting the rights of
                               shareholders.


     2. The following proposals are often voted against, notwithstanding management support:

          [ ]    [X]     [ ]   Capitalization changes which add classes of stock which
          For  Against  Case   substantially For Against Case dilute the voting interests of
                         by    existing shareholders
                        Case

          [ ]    [X]     [ ]   Proposals to increase the authorized number of shares of existing
          For  Against  Case   classes For Against Case of stock which carry preemptive rights
                         by    or super voting rights
                        Case

          [ ]    [X]     [ ]   Creation of blank check preferred stock
          For  Against  Case
                         by
                        Case

          [ ]    [X]     [ ]   Changes in capitalization by 5% or more where management does not
          For  Against  Case   offer an appropriate rationale or where it is contrary to the
                         by    best interests of existing shareholders
                        Case

          [ ]    [X]     [ ]   Compensation proposals that allow for discounted stock options
          For  Against  Case   which have not been offered to employees in general
                         by
                        Case

          [ ]    [X]     [ ]   Change-in-control provisions in non-salary compensation plans,
          For  Against  Case   employment contracts, and severance agreements that benefit
                         by    management and would be costly to shareholders if triggered
                        Case

          [ ]    [X]     [ ]   Anti-takeover and related provision that serve to prevent the
          For  Against  Case   majority of shareholders from exercising their rights or
                         by    effectively deter the appropriate tender offers and other offers
                        Case

          [ ]    [X]     [ ]   Shareholders rights plans which allow appropriate offers to
          For  Against  Case   shareholders For Against Case to be blocked by the board or
                         by    trigger provisions which prevent legitimate offers from
                        Case   proceeding

          [ ]    [X]     [ ]   Amendments to bylaws that would require a supermajority shareholder vote
          For  Against  Case   to pass or repeal certain provisions
                         by
                        Case

          [ ]    [X]     [ ]   Proposals to indemnify auditors
          For  Against  Case
                         by
                        Case


          3. The following types of proposals are often voted on a case-by-case basis:

          [ ]    [ ]     [X]   Mergers, acquisitions and other special corporate transactions (i.e.,
          For  Against  Case   For Against Case takeovers, spin-offs, sales of assets,
                         by    reorganizations, restructurings and recapitalizations) will be
                        Case   examined on a case-by-case basis

          [ ]    [ ]     [X]   Executive/Director stock option plans. Generally, the stock option
          For  Against  Case   plans should meet the following criteria: (i) Whether the stock option
                         by    plan is incentive based; (ii) For mature companies, should be no more
                        Case   than 5% of the issued capital at the time of approval; and (iii) For growth companies, should be no more than 10% of the issued capital at the time of approval

          [ ]    [ ]     [X]   Proposals requiring shareholder ratification of poison pills
          For  Against  Case
                         by
                        Case

B.   SHAREHOLDER PROPOSALS:

     1.   The following shareholder proposals are often supported:

          [X]    [ ]     [ ]   Requiring Auditors to attend the annual meeting of shareholders
          For  Against  Case
                         by
                        Case

          [X]    [ ]     [ ]   Requirement that members of the company's compensation, nominating and
          For  Against  Case   audit committees be comprised of independent or unaffiliated Directors by
                        Case

     2. The following shareholder proposals are often determined on a case-by-case basis:

          [ ]    [ ]     [X]   Proposals which limit tenure of directors
          For  Against  Case
                         by
                        Case

          [ ]    [ ]     [X]   Proposals to limit golden parachutes
          For  Against  Case
                         by
                        Case

          [ ]    [ ]     [X]   Proposals requiring directors to own large amounts of stock to be
          For  Against  Case   eligible for election
                         by
                        Case

          [ ]    [ ]     [X]   Restoring cumulative voting in the election of directors
          For  Against  Case
                         by
                        Case

          [ ]    [ ]     [X]   Requirement that a certain percentage of its Board's members be comprised
          For  Against  Case   of independent and unaffiliated Directors
                         by
                        Case

          [ ]    [ ]     [X]   Proposals which request or require disclosure of executive compensation
          For  Against  Case   in addition to the disclosure required by the Securities and Exchange
                         by    Commission ("SEC") regulations.
                        Case

          [ ]    [ ]     [X]   Proposals which limit retirement benefits or executive compensation
          For  Against  Case
                         by
                        Case

          [ ]    [ ]     [X]   Requiring shareholder approval for Bylaw or charter amendments
          For  Against  Case
                         by
                        Case

          [ ]    [ ]     [X]   Requiring shareholder approval for shareholder rights plan or poison pill
          For  Against  Case
                         by
                        Case

          [ ]    [ ]     [X]   Requiring shareholder approval of golden parachutes
          For  Against  Case
                         by
                        Case

          [ ]    [ ]     [X]   Confidential voting
          For  Against  Case
                         by
                        Case

          [ ]    [ ]     [X]   Elimination of certain anti-takeover related provisions
          For  Against  Case
                         by
                        Case

          [ ]    [ ]     [X]   Reduction or elimination of supermajority vote requirements
          For  Against  Case
                         by
                        Case

          [ ]    [ ]     [X]   Prohibit payment of greenmail
          For  Against  Case
                         by
                        Case

     3.   The following shareholder proposals are often not supported:

          [ ]    [X]     [ ]   Requirements that the issuer prepare reports which are costly to
          For  Against  Case   provide For Against Case or which would require duplicative efforts or
                         by    expenditures which are of a non-business nature or would provide no
                        Case   pertinent information from the perspective of institutional shareholders

          [ ]    [X]     [ ]   Restrictions related to social, political or special interest issues
          For  Against  Case   that impact the ability of the company to do business or be
                         by    competitive and which have a significant financial or best interest
                        Case   impact to the shareholders

          [ ]    [X]     [ ]   Proposals which require inappropriate endorsements or corporate
          For  Against  Case   actions.
                         by
                        Case

III. ADMINISTRATION OF PROXY POLICIES AND PROCEDURES

A.   PROXY REVIEW COMMITTEE

     The Advisor's Proxy Review Committee (the "Committee") is responsible for creating and implementing the Policies and Procedures and, in that regard, has adopted the general principles and guidelines set forth above in Sections I and II. Among other things, the Committee is responsible for the following:

     1. The Committee, consisting of members designated by the Chief Executive Officer, shall establish and review these Policies and Procedures and determine how the Advisor will vote proxies on an ongoing basis.

     2. The Committee shall have the authority to amend and change the Policies and Procedures and designate voting positions consistent with the objective of maximizing long-term investment returns for the Advisor's clients.

     3. The Committee shall meet as needed to oversee and address all questions relating to the Advisor's Policies and Procedures, including: (1) general review of proposals being put forth at shareholder meetings of portfolio companies; (2) adopting changes in the Policies and Procedures; (3) determining whether voting on matters in the manner favored by the Advisor are "material" conflicts of interests within the meaning of Rule 206(4)-6 under the Investment Advisors Act of 1940, as amended; (4) determining how to vote matters for which specific direction has not been provided the Proxy Voting Guidelines (i.e. "case by case" matters) or are otherwise not covered by the Proxy Voting Guidelines (collectively, "Discretionary Proposals"); (5) determining whether to override the Proxy Voting Guidelines with respect to any proxy vote; and (6) designating a compliance officer (the "Compliance Officer") to implement the Operating Procedures set forth in Part B of this
     Section III.

     4. The Committee will periodically review the Proxy Voting Guidelines to determine if they are current and consistent with the Advisor's policy and will make appropriate changes as needed.

B.   OPERATING PROCEDURES

     The following operating procedures are intended to ensure that the Advisor satisfies its proxy voting obligations:

     1. The Compliance Officer will review all new client accounts to determine whether (i) the account contains voting securities and (ii) the client has delegated proxy voting authorization to the Advisor in the investment advisory agreement or (iii) the client has otherwise provided specific voting instructions. Any questions regarding whether or not a security is a "voting" security or whether voting authority has been delegated by a client will be directed to the General Counsel of the Advisor.

     2. The Compliance Officer will receive proxy materials and ballots and reconcile these materials with holdings in client accounts at least once monthly.

     3. The Compliance Officer will compile and review the matters to be voted on, at least once monthly, and determine: (i) which matters are to be voted in accordance with the Proxy Voting Guidelines (a "Pre-Determined Matter"); and (ii) which matters are Discretionary Matters and (iii) which matters are to be voted pursuant to the instructions of clients (a "Directed Matter"). Any questions regarding whether a matter is a Pre-Determined Matter, a Discretionary Matter or a Directed Matter will be directed to the General Counsel of the Advisor.

     4. For all Discretionary Matters, the Compliance Officer shall screen the matter and make a preliminary determination regarding whether the matter presents a potential material conflict of interest between the interests of the Advisor and its affiliates on the one hand and the Advisor's client on the other.

          In order to determine whether a Discretionary Matter poses a potential material conflict of interest, the Compliance Officer shall compile and maintain a list of the following as applicable:

          (a) all issuers for which the Advisor or its affiliates manages assets;

          (b) all issuers for which the Advisor or its affiliates administers employee benefit plans;

          (c) all issuers for which the Advisor or its affiliates brokerage, underwriting or insurance;

          (d) any issuer for which the Advisor or its affiliates is soliciting the provision of services enumerated in (a), (b) and (c);

          (e) any other issuer with which the Advisor or its affiliates or its senior officers has a material business relationship; and

          (f) any employee group for which the Advisor manages money;

          This list, which the Compliance Officer shall update at least quarterly, shall be known as the "Master Conflicts List."

          The Compliance Officer shall screen the issuer, employee group or any other material related party ("Material Parties") involved in the Discretionary Matter against the Master Conflicts List and develop a list of potential conflicts ("Potential Conflicts List").

     5. For each Discretionary Matter, the Compliance Officer shall solicit written reports from portfolio managers, investment personnel, analysts and other employees of the advisor who may have an investment or other professional interest in the Discretionary Matter. The Compliance Officer shall compile these reports in an "Advisory Report."

     6. The Compliance Officer shall present each meeting of the Committee with: (i) a list of all Pre-Determined Matters to be voted in accordance with the Proxy Voting Guidelines; (ii) a list of all Discretionary Matters; (iii) a list of all Directed Matters to be voted in accordance with client instructions (iv) the Potential Conflicts List; and (v) any Advisory Reports.

     7. The Committee shall meet quarterly. The Committee shall review and approve the list of Pre-Determined Matters to be voted in accordance with the Proxy Voting Guidelines and the list of all Directed Matters to be voted in accordance with client instructions. For each Discretionary Matter presented, the Committee will determine: (i) the manner in which to vote on the proxy and, (ii) whether the manner in which the Committee has determined to vote the proxy would, under the facts and circumstances, create a material conflict of interest between the interests of the Advisor and its affiliates on the one hand and the Advisor's clients on the other. In making the finding required in (ii) above, the Committee shall consider the Potential Conflicts List and any other material relationship known to the Committee between the Advisor and its affiliates and the Material Parties.

          If the Proxy Review Committee determines that with respect to any Discretionary Matter that a material conflict of interest exists in voting the Discretionary Matter in the manner favored by the Committee, the Committee shall direct the Compliance Officer to obtain the informed written consent of the affected client (or clients) to the Committee's favored vote. If obtaining such consent from any client is impracticable or undesirable, the Advisor shall vote the client's proxy in accordance with the recommendation of an independent third-party service provider experienced in such matters to be retained by the Advisor on a case-by-case basis, as necessary.

     8. If any portfolio manager, investment person, or any other employee of the Advisor wishes to vote a proxy with respect to a Pre-Determined Matter in a manner other than that set forth in the Proxy Voting Guidelines (an "Override Matter"), such person shall contact the Compliance Officer. The Compliance Officer shall screen the Override Matter against the Master List and include the results on the Potential Conflicts List. The Compliance Officer shall also solicit an Advisory Report for presentation to the Committee. The Override Matter shall be presented at the next scheduled meeting of the Committee for a determination of: (i) whether the matter should be voted in a manner other than as specified in the Proxy Voting Guidelines; and (ii) whether the manner in which the Committee has determined to vote the proxy would constitute a material conflict of interest. If the Committee determines that a material conflict of interest exists with respect to voting the Override Matter in the manner it favors, the Committee shall direct the Compliance Officer to either: (i) vote the Override Matter in the manner originally prescribed by the Proxy Voting Guidelines; or (ii) obtain the informed written consent of the affected client (or clients) to the Committee's favored vote.

     9. Directed Matters will be voted in accordance with the instructions of the client.

     10. The Compliance Officer will ensure that all proxies are voted in accordance with these Procedures and Policies.

     11. The Compliance Officer may delegate any of his or her functions to a third party proxy voting or other service provider.

     12. All decisions of the Committee, including all determinations regarding whether or not a material conflict of interest existed with respect to a Discretionary or Override Matter and the basis for such determination, shall be documented in writing and maintained by the Compliance Officer for a period of at least 6 years.

IV.  CLIENT DISCLOSURE POLICIES

     The Advisor will disclose the Policies and Procedures to its clients. The Advisor's disclosure will consist of a "concise summary" of its proxy voting policies and procedures. This disclosure will also tell clients how to get a complete copy of the Advisor's policies and procedures. The proxy voting disclosure will be provided to existing clients with their first quarterly account statement after June 30, 2003. The Advisor's proxy voting disclosure will be provided to new clients in the Advisor's "brochure" or Part II to its Form ADV which will be delivered with a letter identifying the presence of the disclosure. The Compliance Officer will provide any client, upon written request, with a tabulation of how such client's proxies were voted by the Advisor.

V.   RECORDKEEPING REQUIREMENTS

Rule 204-2 under the Advisers Act, as amended, requires that the Advisor retain
(i) its proxy voting policies and procedures; (ii) proxy statements received regarding client securities; (iii) records of votes it cast on behalf of clients; (iv) records of client requests for proxy voting information, and (v) any documents prepared by the investment adviser that were material to making a decision how to vote, or that memorialized the basis for the decision. The Advisor will keep all written requests from clients and any written response from the Advisor (to either a written or an oral request). The Advisor may rely on proxy statements filed on the SEC's EDGAR system instead of keeping its own copies, and may rely on proxy statements and records of proxy votes cast by the Advisor that are maintained with a third party such as a proxy voting service, provided that the Advisor has obtained an undertaking from the third party to provide a copy of the documents promptly upon request.